                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          January 23, 1997

                          Moonlight International Corp.
               (Exact name of registrant as specified in charter)


   Delaware                      0-26070                  13-3859185
(State or Other               (Commission                 (IRS Employer
Jurisdiction of               File Number)                 Identification
Incorporation)                                               Number)

         Mailing Address:  135 Irwin Street, Brooklyn, New York   11235
One Evertrust Plaza, Jersey City, New Jersey                         07302
(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code        718-646-4175



          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

                  99.1  Press release dated January 16, 1997

                  99.2  Press release dated January 16, 1997

                  99.3  Press release dated January 23, 1997


ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

A. TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE TRANSACTION - 75,000 shares of $.0001 par value common stock sold at $1.75 per share for gross proceeds of $131,250 with funds being received on January 23, 1997 and January 27, 1997.

B.       NAME OF THE PLACEMENT AGENT(S) IS - Berkshire Finance Ltd.

C. CONSIDERATION RECEIVED - Total consideration paid was $131,250 ($1.75 per share) with registrant receiving net of $120,000 after $11,250 payment to placement agent but prior to payment by registrant of (a) $100,000 in full payment of outstanding indebtedness evidenced by promissory note and (b) $2,424.53 to its transfer agent as and for full payment of outstanding invoices in such amount thereby leaving registrant with $17,575.47.

D. PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD AND EXEMPTION FROM REGISTRATION CLAIMED - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MOONLIGHT INTERNATIONAL CORP.



                                       By  /s/ Leon Golden
                                         --------------------------------------
                                          Leon Golden, Secretary

Date:  January 31, 1997